UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2026 (February 5, 2026)

IRON HORSE ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43021	98-1885362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Parkway NW, Suite 230

Boca Raton, FL 33487

(Address of principal executive offices, including zip code)

(310) 290-5383

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	IRHOU	The Nasdaq Stock Market, LLC

Ordinary Share, par value $0.0001 per share	IRHO	The Nasdaq Stock Market, LLC

Right-each right entitles the holder thereof to receive one-tenth (1/10) of an ordinary share	IRHOR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 5, 2026, Iron Horse Acquisition II Corp. (the “Company”), announced that, on or about February 6, 2026, the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and rights included in the Units. Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Share”) and right (“Right”), each Right entitles the holder thereof to one-tenth of one Ordinary Share. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “IRHOU.” Any underlying Ordinary Shares and Rights that are separated will trade on Nasdaq under the symbols “IRHO” and “IRHOR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Ordinary Shares and Rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON HORSE ACQUISITION II CORP.

	By:	/s/ Jose Bengochea
		Name:	Jose Bengochea
		Title:	Chief Executive Officer

Dated: February 5, 2026

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